CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 2,000,000 shares of Pay88, Inc. common stock of our report dated September 23, 2005 on the financial statements of Pay88, Inc. for the period March 23, 2005 (inception) to August 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

Wolinetz Lafazan & Company, P.C.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
October 14, 2005